Filed Pursuant to Rule 424(b)(5)

Registration No. 333-261571

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 28, 2022)

Nymox Pharmaceutical Corporation

We are offering 3,878,789 shares of common stock, no par value per share, to several institutional and accredited investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors.

In a concurrent private placement, we are selling to the purchasers of the shares of our common stock offered under this prospectus supplement, warrants to purchase up to an aggregate of 3,878,789 shares of our common stock (collectively, the “Warrants”). The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “NYMX.” The Warrants being issued in the concurrent private placement are not listed on any securities exchange and we do not expect to list the Warrants.  On March 17, 2022, the last reported sale price of our common stock was $1.90 per share.

We retained A.G.P./Alliance Global Partners (“A.G.P.” or the “placement agent”) as our placement agent to use its reasonable best efforts to solicit offers to arrange for the sale of the common stock offered by this prospectus supplement. The placement agent has no obligation to buy any of the shares of common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares of common stock pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares of common stock.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page S-7 of this prospectus supplement, page 11 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy, accuracy or completeness of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total(2)
Offering price	$1.65	$6,400,000
Placement agent fees(1)	$0.1155	$448,000
Proceeds to us, before expenses	$1.5345	$5,952,000

(1)

We have also agreed to (i) issue to the placement agent (or its designees) warrants to purchase shares of common stock, and (ii) reimburse the placement agent for certain expenses. See the section titled “Plan of Distribution” on page S-14 of this prospectus supplement for more information.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in the concurrent private placement.

Delivery of the shares of common stock offered hereby is expected to take place on or about March 22, 2022, subject to satisfaction of certain conditions.

The date of this prospectus supplement is March 18, 2022

Sole Placement Agent

A.G.P.

S-1

PROSPECTUS

ABOUT THIS PROSPECTUS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
SUMMARY	8
RISK FACTORS	11
CAPITALIZATION AND INDEBTEDNESS	19
USE OF PROCEEDS	19
EXPENSES	20
DESCRIPTION OF COMMON SHARES	21
DESCRIPTION OF DEBT SECURITIES	22
LEGAL OWNERSHIP	29
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND MORE INFORMATION	30
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	31
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	32

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “Nymox,” “we,” “our,” “us” or similar references are to Nymox Pharmaceutical Corporation and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled “Where You Can Find Additional Information About Us.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you is accurate only as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and is not intended to be complete. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Company Overview

We are a biopharmaceutical company focused on developing our drug candidate, NX-1207, for the treatment of benign prostatic hyperplasia (BPH), a common condition of older men caused by enlargement of the prostate, and, since 2012, for the treatment of low-grade localized prostate cancer.  We also currently market NicAlertTM and TobacAlertTM, tests that use urine or saliva to detect use of tobacco products or exposure to second-hand smoke.  We have an extensive patent portfolio covering our marketed products, our investigational drug as well as other therapeutic and diagnostic indications.

Our lead drug candidate, NX-1207, is a selective pro-apoptotic protein that when injected into the prostate causes localized cell death and tissue loss without harming adjacent tissues.  Apoptosis is a natural form of programmed cell death routinely used by the human body to eliminate unneeded cells without releasing harmful substances into the surrounding area.

We are currently developing NX-1207 as a focal treatment for low grade localized prostate cancer. Prostate cancer is the most commonly diagnosed cancer in men, other than skin cancer, and is the second leading cause of cancer death for men. About 1 in 6 men will be diagnosed with prostate cancer during their lifetime. Most cases of prostate cancer are detected via prostate-specific antigen (PSA) screening and usually found to be localized tumors.

There is an unmet need for a safe and effective treatment of low grade localized prostate cancer. Surgical removal of the prostate (radical prostatectomy) and radiation therapy with or without androgen deprivation therapy are the most common active treatment options for localized prostate cancer but can have significant short- and long- term adverse effects, including impotence, urinary dysfunction, and other complications. The alternative is to choose active surveillance without active treatment.  This avoids the risks of active treatment but has its own serious drawbacks, including anxiety associated with living with cancer and the uncertainties surrounding the risk of progression, particularly for men in their 50s and 60s with many years of life expectancy ahead. The drop-out rate from active surveillance can range from 1/3 to ½ of men with low grade localized prostate cancer.

Corporate Information

Nymox Pharmaceutical Corporation was incorporated under the Canada Business Corporations Act in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private Corporation which had been carrying on research and development Nymox Pharmaceutical Corporation was incorporated under the Canada Business Corporations Act in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private Corporation which had been carrying on research and development since 1989 on diagnostics and drugs for brain disorders and diseases of the aged with an emphasis on Alzheimer’s disease. In 2015 we changed our domicile to The Bahamas.

We have funded our operations and projects primarily by selling Nymox’s equity securities. On December 1, 1996, our common shares began trading on the Nasdaq Stock Market. Nymox’s common shares also traded on the Montreal Exchange from December 18, 1995 to November 19, 1999.

Nymox has two subsidiaries: one wholly-owned subsidiary named Nymox Corporation (“Nymox Corporation”), and a wholly owned subsidiary, Serex, Inc. (“Serex”), acquired in 2000. Both subsidiaries are based in the same building in Hasbrouck Heights, New Jersey. Nymox Corporation conducts research and development, while Serex conducts research and development  and certain manufacturing for NicAlert™ and TobacAlert™.

Our principal executive office is located at Bay & Deveaux Sts., Nassau, The Bahamas.  Our phone number is (800) 936-9669; our fax number is (514) 332-2227.  Our two subsidiaries are located at 777 Terrace Avenue, Hasbrouck Heights, NJ 07604.  Our common shares currently trade on The Nasdaq Capital Market, or Nasdaq under the ticker symbol “NYMX.”  We maintain a website at www.nymox.com. Any information contained in or accessible through our website is not part of this prospectus.

S-4

The Offering

Issuer	Nymox Pharmaceutical Corporation
Securities offered by us pursuant to this prospectus supplement	3,878,789 shares of common stock.
Common stock to be outstanding after this offering	88,374,789 assuming the sale of 3,878,789 shares hereunder
Concurrent private placement

In a concurrent private placement, we are selling to the purchasers of our common stock offered under this prospectus supplement, Warrants to purchase up to an aggregate of 3,878,789 shares of our common stock. The Warrants will be exercisable immediately upon issuance at an exercise price of $2.00 per share and will expire on the five-year anniversary of the date that the shares of common stock underlying the Warrants initially become freely tradable pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Warrants and shares common stock issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement of Warrants.”

Placement agent warrant

Warrants to purchase up to 193,939  shares of common stock at $2.06 per share will be issued to the placement agent (or its designees) as partial compensation for its services in connection with this offering. The placement agent warrants and the shares of our common stock issuable upon the exercise of the placement agent warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Use of proceeds

We currently plan to use the net proceeds that we receive from the sale of the securities offered by this prospectus supplement and the accompanying prospectus for general corporate purposes and working capital.

Risk factors

See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 11 of the accompanying prospectus, and the other information included in, or incorporated by reference into this prospectus supplement and accompanying prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	Our common stock is traded on the Nasdaq under the symbol “NYMX.”

S-5

The number of shares of common stock to be outstanding immediately after this offering is based on 84,496,000 shares of common stock outstanding as of March 18, 2022, and excludes as of such date:
•	6,398,000 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $4.08 per share;
•	2,500,000 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $8.00 per share;
•

3,878,789 shares of common stock issuable upon the exercise of the warrants to be issued in the concurrent private placement, at an exercise price of $2.00 per share, see “Private Placement of Warrants”; and

•	193,939 shares of common stock issuable upon the exercise of the warrants to be issued to the placement agent as compensation in connection with this offering, at an exercise price of $2.06 per share.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or remaining warrants after March 18, 2022.

S-6

RISK FACTORS

An investment in our common stock involves certain risks, which should be carefully considered by prospective investors before investing in our common stock. You should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” in the accompanying prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 29, 2021 as amended on June 11, 2021, our Quarterly Report on Form 6-K for the quarter ended June 30, 2021, filed or furnished with the SEC on August 13, 2021, and our Quarterly Report on Form 6-K for the quarter ended September 30, 2021, filed or furnished with the SEC on November 12, 2021, which are each incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with this Offering

If you purchase our shares in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock immediately prior to the offering, and as a result, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 3,878,789 shares of our common stock, in this offering, at a public offering price of $1.65 per share, and after deducting the placement agent fees and estimated offering expenses payable by, purchasers of our common stock in this offering will incur immediate dilution of $1.5875 per share in the net tangible book value of the common stock they acquire. In the event that you exercise the Warrants, you will experience additional dilution to the extent that the exercise price of these Warrants is higher than the net tangible book value per share of our common stock. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

Future sales of common stock by us could cause our stock price to decline and dilute your ownership percentage in our company.

There are currently 6,398,000 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $4.08 per share, as well as 2,500,000 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $8.00 per share. We are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by us in the market or the perception that such sales could occur. If we raise funds or make acquisitions by issuing additional securities in the future or the outstanding warrants or stock options to purchase our common stock are exercised, the newly-issued shares will dilute your ownership percentage in our company.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

Management will have broad discretion with respect to the use of the proceeds from this offering and the proceeds from the offering may be insufficient to meet our ongoing capital needs.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, repayment of debt, capital expenditures, clinical trial expenses, manufacturing – including equipment, salaries, and any other purposes that may be stated in any prospectus supplement. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

S-7

There is no public market for the Warrants to purchase shares of common stock being offered in the concurrent private placement.

There is no established public trading market for the Warrants being offered in the concurrent private placement, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq. Without an active market, the liquidity of the Warrants will be limited. The Warrants in the concurrent private placement will be issued in physical form.

We cannot predict when, or whether, we will declare a dividend on our common stock which may adversely impact the market price of our stock.

No cash dividends have been declared or paid by us on our stock during either of the two most recent fiscal years or the period through the date of this prospectus supplement. Our board of directors declares dividends when, in its discretion, it determines that a dividend payment, as opposed to another use of cash, is in the best interests of the stockholders. Such decisions are based on the facts and circumstances then existing including, without limitation, our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. As a result, we cannot predict when, or whether, any dividend on our common stock will be declared in the future.

All of our existing and future indebtedness rank senior to our common stock in the event of a liquidation, winding up or dissolution of our business.

In the event of our liquidation, winding up or dissolution, our assets would be available to make payments to holders of all existing and future indebtedness before payments to holders of our common stock. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying amounts to the holders of our indebtedness, to pay anything to common stockholders. As of September 30, 2021, we had total liabilities of approximately $2.268 million. Any liquidation, winding up or dissolution of our company or of any of our wholly or partially-owned subsidiaries would have a material adverse effect on holders of our common stock.

S-8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements, which are often characterized by the terms “may,” “believes,” “projects,” “expects,” “plans”, “anticipates,”  “plans,” “intends,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations or comparable terminology, do not reflect historical facts but instead are based on our current assumptions and predictions regarding future events, such as business and financial performance. Specific forward-looking statements contained in this prospectus supplement (including such documents incorporated by reference herein) include, but are not limited to, projections of earnings, revenue or other financial items, any statements regarding the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, any statements regarding expected benefits from any transactions and any statements of assumptions underlying any of the foregoing.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference is accurate as of its date only. Because the risk factors referred to in this prospectus supplement and the accompanying prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risk factors are discussed in “Risk Factors” beginning on page S-7 in this prospectus supplement page 11 in the accompanying prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 29, 2021 and as amended June 11, 2021, our Quarterly Report on Form 6-K for the quarter ended June 30, 2021, filed or furnished with the SEC on August 13, 2021, and our Quarterly Report on Form 6-K for the quarter ended September 30, 2021, filed or furnished with the SEC on November 12, 2021.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-9

USE OF PROCEEDS

After giving effect to the sale of the maximum number of shares of our common stock sold in this offering, we estimate that the maximum potential net proceeds we will receive will be approximately $5.521 million, after deducting the placement agent’s fees and estimated offering expenses.

We intend to use the net proceeds of this offering for general corporate purpose and working capital.  The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we may repay short-term debt or we may invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

S-10

DILUTION

If you invest in our securities being offered by this prospectus supplement, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2021, was approximately $1,583,000, or approximately $0.0187 per share of common stock based upon 84,496,000 million shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2021.

After giving effect to the sale of 3,878,789 shares of our common stock at an offering price of $1.65, and after deducting estimated offering commissions payable by us, our as adjusted net tangible book value as of September 30, 2021, would have been approximately $5,521,000, or $0.0625 per share of common stock. This represents an immediate increase in the as adjusted net tangible book value of $0.0438 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $1.5875 per share to investors who purchase our common stock in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share	$1.65
Net tangible book value per share at September 30, 2021	$0.0187
Increase in net tangible book value per share attributable to the offering	$0.0438
As-adjusted net tangible book value per share at September 30, 2021, after giving effect to the offering	$0.0625
Dilution of as adjusted net tangible book value per share to investors purchasing securities in this offering	$1.5875

The number of shares of our common stock to be outstanding immediately after this offering is based on 84,496,000 shares of our common stock outstanding as of September 30, 2021, and excludes as of such date:

•	6,398,000 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $4.08 per share;
•	2,500,000 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $8.00 per share;
•

3,878,789 shares of common stock issuable upon the exercise of the warrants to be issued in the concurrent private placement, at an exercise price of $2.00 per share, see “Private Placement of Warrants”; and

•	193,939 shares of common stock issuable upon the exercise of the warrants to be issued to the placement agent as compensation in connection with this offering, at an exercise price of $2.06 per share.

The foregoing table does not give effect to the exercise of any such outstanding options or warrants. To the extent options, warrants are exercised, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

DIVIDEND POLICY

Nymox has not paid and does not plan to pay cash dividends at this time nor does it expect to do so in the foreseeable future. Our Board of Directors (the “Board”) will decide any future payment of dividends, depending on our results of operations, financial condition, capital requirements and other relevant factors.

S-12

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of shares of common stock in this offering, the purchasers will receive unregistered warrants to purchase up to an aggregate of 3,878,789 shares of our common stock, at an initial exercise price equal to $2.00 per share.

Each Warrant shall be exercisable on the issuance date and have a term of exercise equal to five years from the date on which the shares of common stock underlying such Warrant are freely tradable pursuant to an effective registration statement on form F-3 or F-1 under the Securities Act. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% subject to the holder’s election) of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

The Warrants provide that in the event of certain enumerated fundamental transactions, each holder of Warrants will have the option to require us to purchase its Warrants for the Black-Scholes value of the Warrants with the same type and form of consideration that is payable in connection with the applicable fundamental transaction. In addition, if at the time of the exercise of the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a “cashless exercise.”

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

S-13

PLAN OF DISTRIBUTION

Pursuant to a placement agent agreement dated March 18, 2022, A.G.P./Alliance Global Partners, or the placement agent, has agreed to act as sole placement agent in connection with this offering. The placement agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement and accompanying prospectus, but will use its reasonable best efforts to arrange for the sale of the securities. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our common stock or the private placement warrants, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into securities purchase agreements directly with investors in connection with this offering. The shares of common stock purchased by the investors pursuant to the securities purchase agreement will be at the offering price set forth on the cover page of this prospectus supplement. The securities purchase agreement contains customary representations, warranties and covenants. We will make offers only to a limited number of institutional and accredited investors. The offering is expected to close on or about March 22, 2022, subject to customary closing conditions.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the form of securities purchase agreement will be included as an exhibit to our Report on Form 6-K that will be filed with the SEC and incorporated by reference into the registration statement on Form F-3 (SEC File No. 333-261571) of which this prospectus supplement forms a part. See “Where You Can Find Additional Information About Us” on page S-17 of this prospectus supplement.

Fees and Expenses

The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

Offering price	$1.65	$6,400,000
Placement agent fees	$0.1155	$448,000
Proceeds to us, before expenses	$1.5345	$5,952,000

In connection with this offering, as set forth in the placement agent agreement, the placement agent will be entitled to compensation at a fixed commission rate of 7.0% of the gross proceeds from the sale of our securities to the investors in this offering and the concurrent private placement. We will also pay the placement agent non-accountable expenses in an amount equal to 1.0% of the gross proceeds from the sale of our securities to the investors in this offering and the concurrent private placement. In addition, we have agreed to reimburse the placement agent’s expenses up to $35,000 upon closing the offering. We estimate that the total expenses of the offering payable by us will be approximately $70,000.

We have agreed to issue to the placement agent (and/or its designees) placement agent warrants purchase up to 193,939 shares of common stock, or 5.0% of the shares of common stock sold in this offering. The placement agent warrants are exercisable, in whole or in part, commencing on the date of issuance and for a period of five years beginning on the effective date of the registration statement on form F-3 or F-1 under the Securities Act registering the resale of the warrant shares, and will terminate on the fifth anniversary of the effective date. The placement agent warrants will have an exercise price of $2.06, or 125% of the offering price for shares of common stock in this offering, and will otherwise have substantially the same terms as the Warrants sold to the investors in the concurrent private placement.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

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Indemnification

We have agreed to indemnify the placement agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Other Relationships

The placement agent or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent currently serves as out sales agent for our at-the-market offering of our common stock. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Lock-Up Agreements

The Company and its executive officers and directors have agreed, subject to certain exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the closing of the offering.

Trading Market

Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “NYMX.” The transfer agent and registrar for our common stock is Computershare Investor Services, Inc.

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LEGAL MATTERS

We are being represented by Cutler Law Group P.C.; the validity of the securities being offered by this prospectus supplement and legal matters relating to applicable laws will be passed upon for us by Cutler Law Group P.C. The placement agent is being represented in connection with this offering by Dentons US LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by TPS Thayer LLC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The audit report covering the December 31, 2020, consolidated financial statements contains an explanatory paragraph that states that the failure of two Phase 3 studies of NX-1207 materially affects Nymox Pharmaceutical Corporation’s current ability to fund its operations, meet its cash flow requirements, realize its assets and discharge its obligations, and casts substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form F-3 with the SEC for the securities we are offering by this prospectus supplement and the accompanying prospectus. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to Corporate Secretary, Nymox Pharmaceutical Corporation, 4 Park Plaza, Suite 630, Irvine, CA 92614 or by visiting our website at www.nymox.com.

We file or furnish annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed or furnished by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(800)-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Nymox. The address of the SEC website is www.sec.gov.

We maintain a website at www.Nymox.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 20-F for the year ended December 31, 2020 (other than information furnished rather than filed), filed with the SEC on March 29, 2021, as amended June 11, 2021;

●	our Quarterly Report on Form 6-K for the quarter ended June 30, 2021 (other than information furnished rather than filed), filed with the SEC on August 13, 2021;

●	our Quarterly Report on Form 6-K for the quarter ended September 30, 2021 (other than information furnished rather than filed), filed with the SEC on November 12, 2021; and

●

our Current Reports on Form 6-K filed with the SEC on May 6, 2021, May 14, 2021, August 13, 2021, November 12, 2021 and November 22, 2021 (other than portions of those documents not deemed to be filed).

We also incorporate by reference into this prospectus supplement and accompanying prospectus all documents we file or furnish under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the initial filing date of the registration statement of which this prospectus supplement is a part and before the effectiveness of the registration statement; and (ii) until all of the common stock to which this prospectus supplement and the accompanying prospectus relates has been sold or the offering is otherwise terminated. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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